Return to 10-K

Exhibit 10.9.2
AMENDMENT NO. 1 AND WAIVER

TO

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This AMENDMENT NO. 1 AND WAIVER TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (“Amendment No. 1”) is dated as of October 11, 2006 by and among RAYMOND JAMES FINANCIAL, INC., a Florida corporation (the “Borrower”), the Lenders named on the signature page hereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., individually and as administrative agent (the “Agent”) for the Lenders.

W I T N E S S E T H:

WHEREAS, the Borrower, the Agent and the Lenders are parties to that certain Amended and Restated Revolving Credit Agreement dated as of October 13, 2005 (the “Credit Agreement”); and

WHEREAS, the parties desire to make certain modifications to the Credit Agreement, including an extension of the Facility Termination Date to October 9, 2007, and to waive compliance with certain provisions of the Credit Agreement prior to their amendment herein.

NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

I.	Defined Terms

Capitalized terms used but not defined herein are used with the meanings assigned to them in the Credit Agreement.

II.	Amendments to the Credit Agreement

2.1.  The definition of “Eurodollar Rate” in Article I of the Credit Agreement is hereby amended in its entirety to read as follows:

“‘Eurodollar Rate’ means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (b) (i) 0.75% per annum during any period when the outstanding principal amount of the Advances is less than 50% of the Aggregate Commitment and (ii) 0.875% per annum during any period when the outstanding principal amount of the Advances is greater than or equal to 50% of the Aggregate Commitment.

2.2.  The definition of “Facility Termination Date” in Article I of the Credit Agreement is hereby amended in its entirety to read as follows:

“‘Facility Termination Date’ means October 9, 2007 or any later date as may be specified as the Facility Termination Date in accordance with Section 2.18 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.”

2.3.  The definition of “Fiscal Year” in Article I of the Credit Agreement is hereby amended in its entirety to read as follows:

“‘Fiscal Year’ means the twelve-month accounting period ending on the last day of September of each year.”

2.4.  The proviso clause at the end of the definition of “Investment” in Article I of the Credit Agreement is hereby amended by deleting the phrase “as heretofore conducted” so that such clause reads in its entirety as follows:

“provided, however, that in regard to clauses (b), (c) and (d), ‘Investment’ shall not include any such securities, accounts or instruments owned or acquired by the Borrower or its Subsidiaries in the ordinary course of its business, including but not limited to the market making activities of RJA.”

2.5.  The second sentence of Section 2.7 (up to and including the colon) is hereby amended to read as follow:

“The Borrower shall give the Agent irrevocable telephone notice not later than 11:00 a.m. (New York time) on the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, such notice to be promptly confirmed in writing substantially in the form of Exhibit A (a “Borrowing/Election Notice”), specifying:”

2.6.  Section 5.8 of the Credit Agreement entitled “Litigation and Contingent Obligations” is hereby amended by inserting the following clause at the beginning of the first sentence of such Section:

“Except as described in the “Legal Proceedings” section of the Borrower’s Exchange Act reports filed with the Commission during the twelve-month period ended June 30, 2006, there is no litigation . . .”

2.7.  Section 5.13 of the Credit Agreement entitled “Investment Company” is hereby amended in its entirety to read as follows:

“5.13. Investment Company. Neither the Borrower nor any Subsidiary is, or after giving effect to any Advance will be, subject to registration or regulation under (i) the Investment Company Act of 1940, as amended, or (ii) any other foreign, federal or state statute or regulation which limits its ability to incur indebtedness or consummate the transactions contemplated hereby.”

2.8.  Section 5.16 of the Credit Agreement entitled “Insurance” is hereby amended in its entirety to read as follows:

“5.16. Insurance. The Borrower and its Subsidiaries maintain with financially sound and reputable insurance companies insurance on their Property in such amounts and covering such risks as is reasonably consistent with sound business practice, except to the extent that wind and flood insurance coverage is not available on commercially reasonable terms.”

2.9.  Subsection (a) of Section 6.1 of the Credit Agreement entitled "Financial Reporting" is hereby amended in its entirety to read as follows:

“(a) As soon as practicable and in any event within 75 days after the close of each of its Fiscal Years, an unqualified audit report from KPMG LLP, PricewaterhouseCoopers LLP, Ernst & Young LLP or Deloitte & Touche LLP prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period and related statements of income, changes in shareholders' equity and cash flows, and accompanied by any management letter prepared by said accountants (when available).”

2.10.  Section 6.6 of the Credit Agreement entitled “Insurance” is hereby amended in its entirety to read as follows:

“6.6. Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance in such amounts and covering such risks as is reasonably consistent with sound business practice, except to the extent that wind and flood insurance coverage is not available on commercially reasonable terms, and the Borrower will furnish to the Agent and any Lender upon request full information as to the insurance carried.”

2.11.  Section 6.10 of the Credit Agreement entitled “Ownership of Subsidiaries” is hereby amended in its entirety to read as follows:

“6.10. Ownership of Subsidiaries. The Borrower will continue to own, directly or indirectly, beneficially and of record, free and clear of all Liens and restrictions, at least 75% of the outstanding shares of capital stock of each of RJA and RJFS.”

2.12.  Subsection (h) of Section 6.11 of the Credit Agreement entitled “Indebtedness” is hereby amended in its entirety to read as follows:

“(h) Indebtedness of any Subsidiary for borrowed money from the Borrower which is not subordinated by its terms to other Indebtedness of such Subsidiary, except for Indebtedness not exceeding CDN. $155,000,000 of Raymond James Ltd./Raymond James Ltée. (Canadian Subsidiary) for borrowed money from the Borrower (or an Affiliate of the Borrower) which is subordinated by its terms to other Indebtedness of such Subsidiary;”

2.13.  Subsection (i) of Section 6.11 of the Credit Agreement entitled “Indebtedness” is hereby amended in its entirety to read as follows:

“(i) Additional mortgage Indebtedness in an aggregate principal amount not exceeding $50,000,000, the proceeds of which are used for the expansion of the Borrower’s corporate headquarters;”

2.14.  Section 6.11 of the Credit Agreement entitled “Indebtedness” is hereby further amended by deleting existing subsection (k), deleting the word “and” at the end of subsection (j), and inserting the following new subsections (k) and (l) to read as follows:

“(k) Indebtedness related to investments in real estate partnerships owed by variable interest entities of the Borrower in an aggregate principal amount not exceeding the value of associated assets reflected on the Borrower's balance sheet; and

(l) Unsecured Indebtedness not otherwise permitted by this Section 6.11 in an aggregate principal amount not exceeding $10,000,000.”

2.15.  Clause (a) of Section 6.12 of the Credit Agreement entitled “Merger” is hereby amended in its entirety to read as follows:

“(a) a Wholly-Owned Subsidiary may merge or consolidate into the Borrower or any Wholly-Owned Subsidiary of the Borrower,”

2.16.  The phrase “Obligations of, or fully guaranteed by, the United States of America;” in subsection (b) of Section 6.14 of the Credit Agreement entitled “Investments and Acquisitions” is hereby amended to read as follows:

“Obligations of, or fully guaranteed by, the United States of America or the Commonwealth of Canada;”

2.17.  Subsection (c) of Section 6.14 of the Credit Agreement entitled “Investments and Acquisitions” is hereby amended in its entirety to read as follows:

“(c) Publicly traded securities and private equity participations, including equity investments in commercial aircraft leveraged lease transactions; “

2.18.  Section 6.14 of the Credit Agreement entitled “Investments and Acquisitions” is hereby further amended by deleting the word “and” at the end of subsection (f), substituting a semi-colon for the period at the end of subsection (g), and adding the following subsections (h) and (i) to Section 6.14 as follows:

“(h) Investments in (i) mortgage loans not exceeding $100,000,000 in aggregate principal amount outstanding to finance low income housing projects in which the tax credit funds sponsored by Raymond James Tax Credit Funds, Inc. have equity investments (such mortgage loans to be in addition to the guarantees or loans permitted pursuant to Sections 6.11(j) and 6.15(d) hereof), and (ii) loans to Pine Creek Healthcare Capital, Inc. to purchase and carry debt obligations not exceeding $50,000,000 in aggregate principal amount outstanding that are issued to fund rural health care facilities and associated equipment; and

(i) Investment in a Canadian trust fund established and funded to acquire Borrower common stock in the open market in order to make in-kind settlements of restricted stock units granted as bonuses to certain employees of Raymond James Ltd./Raymond James Ltée.”

2.19.  Subsection (e) of Section 6.15 of the Credit Agreement entitled “Contingent Obligations” is hereby amended in its entirety to read as follows:

“(e) guarantees by the Borrower relating to the net performance obligations of RJ Capital Services, Inc. owed to counterparties under interest rate and credit default swap transactions documented under the ISDA (International Swaps Dealer Association) form Master Agreement and applicable Addenda; and”

2.20.  Clause (b) of Section 6.18 of the Credit Agreement entitled “Change in Corporate Structure; Fiscal Year” is hereby amended in its entirety to read as follows:

“(b) change its Fiscal Year to end on any date other than the last day of September of each year.”

2.21.  Clause (a)(iii) of Section 6.19 of the Credit Agreement entitled “Inconsistent Agreements” is hereby amended in its entirety to read as follows:

“(iii) repay loans or advances from the Borrower (except to the extent repayment of such loans or advances is permitted to be subordinated pursuant to Section 6.11(h) hereof) or”

2.22.  Section 6.20.1 of the Credit Agreement entitled “Minimum Tangible Net Worth” is hereby amended in its entirety to read as follows:

“6.20.1. Minimum Tangible Net Worth. The Borrower on a consolidated basis with its Subsidiaries at all times after the date hereof shall maintain Tangible Net Worth of not less than (i) $1,105,000,000 plus (ii) 50% of cumulative Net Income (if positive) earned after June 30, 2006. ”

2.23.  Section 6.20.5 of the Credit Agreement entitled “RJA/RJFS Excess Net Capital” is hereby amended in its entirety to read as follows:

“6.20.5. RJA/RJFS Excess Net Capital. The Borrower shall cause RJA and RJFS at all times, except for certain limited periods totalling not more than 20 days during any Fiscal Year when equity and/or debt underwriting commitments result in a temporary reduction of Excess Net Capital, to have combined Excess Net Capital of not less than $200,000,000.”

2.24.  Schedules I and II to the Credit Agreement are hereby amended in their entirety as set forth in Annex A to this Amendment No. 1.

III.	Waiver

The Borrower has requested the Lenders to waive non-compliance with three pre-existing provisions of the Credit Agreement (prior to modification by this Amendment No.1) constituting a Default or Unmatured Default as follows: (a) Indebtedness related to investments in real estate partnerships owed by variable interest entities of the Borrower that has been outstanding since September 30, 2005 was not previously permitted under Section 6.11 of the Credit Agreement (now permitted by the amendment effected by Section 2.14 of this Amendment No. 1); (b) the accountants' certificate previously specified in Subsection 6.1(a)(ii) of the Credit Agreement to accompany year-end audit reports (deleted as a requirement pursuant to Section 2.9 of this Amendment No.1) was not furnished by the Borrower for the Fiscal Year ended September 30, 2005; and (c) as of October 1, 2006, the Borrower’s Canadian Subsidiary will have outstanding Indebtedness for borrowed money from the Borrower which is subordinated to other Indebtedness of such Subsidiary (now permitted by the amendments effected by Sections 2.12 and 2.21 of this Amendment No. 1). The Lenders hereby agree to waive any Default or Unmatured Default caused solely by the Borrower's failure to comply with the foregoing provisions prior to the effectiveness of this Amendment No.1. This waiver is limited to its terms and shall not constitute a waiver of any other term, condition, representation or covenant under the Credit Agreement or any other Loan Document.

IV.	Borrower Representations

In order to induce the Lenders and the Agent to execute and deliver this Amendment No. 1, the Borrower represents and warrants to the Lenders that, both before and after giving effect to this Amendment No. 1, (i) there exists no Default or Unmatured Default on the date hereof, (ii) each of the representations and warranties contained in Article V of the Credit Agreement is true and correct on the date hereof (it being understood that the Borrower makes the representations and warranties contained in Sections 5.9 (Schedule I), 5.13 and 5.16 in the form amended by this Amendment No. 1; and further, as to the second sentence of Section 5.7, the Borrower represents that the Internal Revenue Service has completed its audit of the Borrower’s U.S. income tax returns on a consolidated basis through the Fiscal Year ending September 26, 2003), (iii) the execution and delivery by the Borrower of this Amendment No. 1 have been duly authorized by all requisite corporate proceedings, (iv) this Amendment No. 1 and the other Loan Documents to which the Borrower is a party constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, (v) no authorization or approval of, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery or performance of this Amendment No. 1 by the Borrower, and (vi) no material adverse change in the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole has occurred since September 30, 2005.

V.	Effectiveness

This Amendment No. 1 shall become effective as of the date first above written upon fulfillment of the following conditions (and when notice thereof shall have been given by the Agent to the Borrower and the Lenders):

(i)  the Agent shall have received counterparts of this Amendment No. 1 duly executed by the Borrower and the Lenders;

(ii)  the Borrower shall have delivered to the Agent a certificate of Borrower’s Secretary and a certificate of Borrower’s Chief Financial Officer in form and substance satisfactory to the Agent and its counsel; and

(iii)  all accrued fees and expenses of the Agent (including the accrued fees and expenses of counsel to the Agent invoiced on or prior to the date hereof) shall have been paid by the Borrower.

VI.	Ratification

Except as specifically provided herein, (a) the Credit Agreement shall otherwise remain unaltered and in full force and effect, and the respective terms, conditions and covenants thereof are hereby ratified and confirmed in all respects as originally executed, and (b) except for the limited waiver set forth in Article III above, this Amendment No. 1 shall not operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents. Upon the effectiveness of this Amendment No. 1, each reference in the Credit Agreement to “this Agreement”, “hereof”, “herein”, “hereunder” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

VII.	Governing Law

THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

VIII.	Execution in Counterparts

This Amendment No. 1 may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[signature pages follow]

IN WITNESS WHEREOF, the Borrower, the Lenders and the Agents have executed this Amendment No. 1 as of the date first above written.

RAYMOND JAMES FINANCIAL, INC.

By:

Title:

Address for Notices:
880 Carillon Parkway
St. Petersburg, Florida 33716
Attention: Jeffrey P. Julien
Telephone: (727) 567-5021
Facsimile: (727) 573-8915

Commitment:      JPMORGAN CHASE BANK, N.A.,
$40,000,000       Individually and as Administrative Agent

By:

Title:

Address for General Notices:
Financial Institutions-Broker-Dealer Group
277 Park Avenue
23rd Floor
New York, NY 10172
Attention: Pandora Setian
Telephone: (212) 622-5088
Facsimile: (646) 534-1720

Address for Funding Matters:
Loan and Agency Services
1111 Fannin, 10th Floor
Houston, TX 77002
Attention: Carla M. Kinney
Telephone: (713) 750-3560
Facsimile: (713) 750-2223

Commitment:      CITIBANK, N.A.,
$40,000,000      Individually and as Syndication Agent

By:

Title:

Address for Notices:
388 Greenwich Street
8th Floor
New York, New York 10013
Attention: Michael Mauerstein
Telephone: (212) 816-3431
Facsimile: (212) 816-5325

Commitment:      THE BANK OF NEW YORK,
$40,000,000      Individually and as Co-Documentation Agent

By:

Title:

Address for Notices:
One Wall Street
41st Floor
New York, New York 10286
Attention: John Templeton
Telephone: (212) 635-6823
Facsimile: (212) 809-9566

Commitment:      WELLS FARGO BANK, NATIONAL
$40,000,000        ASSOCIATION,
Individually and as Co-Documentation Agent

By:

Title:

Address for Notices:
Wells Fargo Center
Sixth and Marquette
Minneapolis, MN 55479
Attention: Financial Institutions Division
Telephone: (612) 667-9293
Facsimile: (612) 667-7251

Commitment:      CALYON NEW YORK BRANCH,
$40,000,000      Individually and as Co-Documentation Agent

By:

Title:

By:

Title:

Address for Notices:
1301 Avenue of the Americas
New York, NY 10019
Attention: Seth Ruffer
Telephone: (212) 261-7410
Facsimile: (212) 261-3401

CHI:1783759.6

ANNEX A
Schedule I

Raymond James Financial, Inc.

Material Subsidiaries*

Name	Jurisdiction of Organization
Eagle Asset Management, Inc.	Florida
Heritage Asset Management, Inc.	Florida
Planning Corporation Of America	Florida
Raymond James & Associates, Inc.	Florida
Raymond James Bank, FSB	U.S.A.
Raymond James Financial Services, Inc.	Florida
Raymond James Ltd./Raymond James Ltée.	Canada
Raymond James Tax Credit Funds, Inc.	Florida
Raymond James Trust Company	Florida
RJ Capital Services, Inc.	Delaware

______________
* All Material Subsidiaries are 100% directly or indirectly owned by the Borrower.

Schedule II

Raymond James Financial, Inc.

Schedule of Existing Indebtedness

Liabilities Identified on the Borrower’s Balance Sheet as of June 30, 2006,
As Increased or Decreased in the Ordinary Course of Business Since That Date

Raymond James & Associates, Inc. (RJA) $70 million mortgage indebtedness on the corporate headquarters.

RJA and Raymond James Ltd./Raymond James Ltée. secured and unsecured lines of credit used to facilitate the broker-dealer business.

Stadium Naming Rights (original obligation dated July 26, 1998) as extended through December 31, 2015 total $33,120,233.

Guarantees with respect to settlement of securities transactions by its own offices or foreign joint ventures extended to customers of, lenders to or clearing agencies for, its own offices, or foreign joint ventures.

Raymond James Bank secured FHLB advances to provide traditional banking products and services.

Raymond James Financial Inc. has committed to up to $50.0 million to 36 different independent venture capital or private equity partnerships.

Raymond James Financial, Inc. has committed to guarantee swap contracts, as requested, entered into by its subsidiary Raymond James Capital Services, Inc.

Long-term lease agreements and short-term equipment leases of $46.5 million.